 Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-265382) pertaining to the Long-Term Incentive Plan of StoneCo Ltd. of our reports dated March 02, 2026, with respect to the consolidated financial statements of StoneCo Ltd., and the effectiveness of internal control over financial reporting of StoneCo Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ ERNST & YOUNG Auditores Independentes S/S Ltda.

São Paulo, Brazil
April 22, 2026